SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D. C. 20549

                            FORM 8-K/A

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 1996


                 FISCHER-WATT GOLD COMPANY, INC.
        (Exact name of registrant as specified in charter)


           NEVADA               0-17386            88-0227654
(State or other jurisdiction  (Commission      (I.R.S. Employer
      of incorporation)       file number)    Identification No.)

   1410 Cherrywood Drive    Coeur d'Alene, Idaho      83814
     (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code  208-664-6757

Item 4.   Changes in Registrant's Certifying Accountant

     (a) By letter dated January 5, 1996, Arthur Andersen LLP notified Fischer-Watt Gold Company, Inc., of confirmation that the client-auditor relationship between Fischer-Watt Gold Company, Inc., and Arthur Andersen LLP had ceased. Since Fischer-Watt Gold Company, Inc., did not dismiss Arthur Andersen LLP as its auditors, Fischer-Watt Gold Company, Inc., has treated such letter as a resignation.

     (b) During the two most recent fiscal years and the interim period subsequent to January 31, 1995, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     (c)  The board of directors of Fischer-Watt Gold Company,
Inc., has not recommended or approved a change in accountants.

     (d) Arthur Andersen LLP's reports on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles except as follows:

          The Report of Independent Public Accountants on the financial statements of Fischer-Watt Gold Company, Inc. as of and for the two years ended January 31, 1995 was modified to refer to "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has had negative cash flow from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in this regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     (e) As required by Item 304 of Regulation S-B, the Registrant has requested that Arthur Andersen LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements or, if not, stating the respects in which it does not agree. Such letter from Arthur Andersen LLP dated January 10, 1996 is filed as Exhibit 2.16 to this Form 8-K/A.

     (f)  Exhibits

Item      601 Code        Exhibit

1          16       Letter of Arthur Andersen LLP pursuant to
                    Regulation S-B Item 304 (a)(3) filed as Exhibit
                    1.16 to Form 8-K filed January 9, 1996 and incorporated herein by reference.

2          16       Letter dated January 10, 1996 wherein Arthur
                    Andersen LLP stated that it is in agreement with the statements in Item 4 included in the Form 8-K of Fischer-Watt Gold Company, Inc., filed January 9, 1996.


                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Fischer-Watt Gold Company, Inc.


Dated:  January 11, 1996          /s/   George Beattie, President